As filed with the Securities and Exchange Commission on July 28, 2021

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

COSTAR GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	52-2091509
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1331 L Street NW
Washington, DC 20005
(Address of Principal Executive Offices) (Zip Code)

CoStar Group, Inc.
Second Amended and Restated Employee Stock Purchase Plan
(Full Title of the Plan)

Andrew C. Florance CEO and President CoStar Group, Inc. 1331 L Street NW Washington, DC 20005 (202) 346-6500

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee (2)
Common Stock, $0.01 par value per share	1,000,000 shares	$88.30	$88,300,000	$9,634

(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate number of additional shares as may be issued under the CoStar Group, Inc. Second Amended and Restated Employee Stock Purchase Plan as a result of adjustments to the number of outstanding shares of Common Stock by reason of any recapitalization, stock split, stock dividend or similar transaction, and any other securities with respect to which the outstanding shares of Common Stock are converted or exchanged.

(2) Pursuant to Rules 457(c) and (h)(1) under the Securities Act of 1933, as amended, the Registrant has computed the maximum offering price for the 1,000,000 shares to be registered solely for the purpose of computing the registration fee by reference to the average of the high and low sale prices for the Registrant’s Common Stock as quoted on the Nasdaq Global Select Market on July 21, 2021.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Omitted in accordance with Rule 428 under the Securities Act of 1933, as amended, and the Introductory Note to Part I of Form S-8.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Explanatory Note

This Registration Statement on Form S-8 is filed by CoStar Group, Inc., a Delaware corporation (the “Registrant,” the “Company,” or “CoStar”), relating to 1,000,000 shares of the Company’s Common Stock, par value $0.01 per share (the “Common Stock”), issuable under the CoStar Group, Inc. Second Amended and Restated Employee Stock Purchase Plan (the “Plan”), which Common Stock is in addition to (i) the 1,000,000 shares of Common Stock registered on the Company’s Form S-8 filed on July 11, 2006 (Commission File No. 333-135709) (the “First Registration Statement”), and (ii) the 1,000,000 shares of Common Stock registered on the Company’s Form S-8 filed on September 14, 2015 (Commission File No. 333-206929) (the “Second Registration Statement” and, together with the “First Registration Statement,” the “Prior Registration Statements”). The Company is registering 1,000,000 shares on this Form S-8 because the amendment to the Plan approved by the Company’s stockholders on June 2, 2021 authorizes the issuance of an additional 1,000,000 shares under the Plan.

This Registration Statement relates to securities of the same class as that to which the Prior Registration Statements relate and is submitted in accordance with General Instruction E to Form S-8 regarding Registration of Additional Securities. Pursuant to Instruction E of Form S-8, the contents of the Prior Registration Statements are incorporated herein by reference and made part of this Registration Statement, except as amended hereby. Also pursuant to Instruction E to Form S-8, the filing fee is being paid only with respect to the 1,000,000 shares of Common Stock not previously registered.

All share amounts herein reflect the 10-for-1 stock split in the form of a stock dividend approved by the Company’s Board of Directors on June 7, 2021 and distributed to stockholders of record as of June 17, 2021 on June 25, 2021.

Item 8. Exhibits.

Exhibit No.	Description
4.1	Fourth Amended and Restated Certificate of Incorporation (Incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on June 7, 2021).
4.2	Third Amended and Restated Bylaws (Incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on September 24, 2013).
4.3*	Specimen Common Stock Certificate.
4.4*	CoStar Group, Inc. Second Amended and Restated Employee Stock Purchase Plan.
5.1*	Opinion of Gibson, Dunn & Crutcher LLP.
23.1*	Consent of Independent Registered Public Accounting Firm.
23.2*	Consent of Gibson, Dunn & Crutcher LLP (Contained in Exhibit 5.1).
24.1*	Powers of Attorney (Included in the Signature Pages to the Registration Statement).
* Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Washington, District of Columbia, on July 28, 2021.

COSTAR GROUP, INC.

By: /s/ Andrew C. Florance
Andrew C. Florance
Chief Executive Officer and President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Andrew C. Florance and Scott T. Wheeler, and each of them, his true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as might or could be done in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on July 28, 2021.

Signature	Capacity

/s/ Michael R. Klein	Chairman of the Board
Michael R. Klein

/s/ Andrew C. Florance	Chief Executive Officer and President and a Director
Andrew C. Florance	(Principal Executive Officer)

/s/ Scott T. Wheeler	Chief Financial Officer
Scott T. Wheeler	(Principal Financial and Accounting Officer)

/s/ Michael J. Glosserman	Director
Michael J. Glosserman

/s/ John W. Hill	Director
John W. Hill

/s/ Laura Cox Kaplan	Director
Laura Cox Kaplan

/s/ Christopher J. Nassetta	Director
Christopher J. Nassetta

/s/ Louise S. Sams	Director
Louise S. Sams

/s/ Robert W. Musslewhite	Director
Robert W. Musslewhite